Exhibit 99.1

Lumificient Technologies, LLC

Financial Statements

Years Ended December 31, 2007 and 2006

Lumificient Technologies, LLC

Contents

Independent Auditors’ Report	3

Financial Statements

Balance Sheets	4

Statements of Operations	5

Statements of Members’ Equity (Deficit)	6

Statements of Cash Flows	7

Summary of Significant Accounting Policies	8-12

Notes to Financial Statements	13-16

Independent Auditors’ Report

To the Members

Lumificient Technologies, LLC

Maple Grove, Minnesota

We have audited the accompanying balance sheets of Lumificient Technologies, LLC as of December 31, 2007 and 2006, and the related statements of operations, members’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lumificient Technologies, LLC at December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

July 2, 2008

Lumificient Technologies, LLC

Balance Sheets

December 31,	2007	2006
Assets (Notes 4 and 5)

Current assets:
Cash	$13,532	$—
Accounts receivable, net of allowances (Note 1)	327,585	321,458
Inventories, net of reserves (Notes 2 and 7)	695,802	566,079

Total current assets	1,036,919	887,537

Property and equipment, net (Notes 3 and 5)	149,338	169,557

Other assets	45,722	18,484

Total assets	$1,231,979	$1,075,578

Liabilities and Members’ Deficit

Current liabilities:
Line-of-credit (Note 4)	$250,000	$136,811
Accounts payable (Note 9)	716,951	300,624
Accrued expenses and other liabilities	116,646	80,674
Current portion of long-term debt (Note 5)	78,532	71,076
Due to members (Note 9)	105,000	—

Total current liabilities	1,267,129	589,185

Long-term debt, net of current portion (Note 5)	507,783	589,837

Total liabilities	1,774,912	1,179,022

Commitments and contingencies (Notes 6, 8 and 9)

Members’ deficit	(542,933)	(103,444)

Total liabilities and members’ deficit	$1,231,979	$1,075,578

See accompanying summary of significant accounting

policies and notes to financial statements.

Lumificient Technologies, LLC

Statements of Operations

Years Ended December 31,	2007	2006
Sales	$2,230,008	$2,119,621

Cost of sales (Note 7)	1,378,548	1,199,826

Gross profit	851,460	919,795

Operating expenses:
Salaries and related expenses	669,641	527,211
Rent expense	68,830	34,977
Selling, general and administrative expenses	535,511	446,414
Depreciation and amortization	49,266	44,519
Interest expense	67,701	78,925

Total operating expenses	1,390,949	1,132,046

Net loss	$(539,489)	$(212,251)

See accompanying summary of significant accounting

policies and notes to financial statements.

Lumificient Technologies, LLC

Statements of Members’ Equity (Deficit)

Members’ Equity (Deficit)
Balance, January 1, 2006	$108,807

Net loss	(212,251)

Balance, December 31, 2006	(103,444)

Member contributions	100,000

Net loss	(539,489)

Balance, December 31, 2007	$(542,933)

See accompanying summary of significant accounting

policies and notes to financial statements.

Lumificient Technologies, LLC

Statements of Cash Flows

Years Ended December 31,	2007	2006
Cash flows from operating activities:
Net loss	$(539,489)	$(212,251)

Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	37,927	—
Depreciation and amortization	49,266	44,519
Change in assets and liabilities:
Accounts receivable	(44,054)	(54,504)
Inventories	(129,723)	(110,724)
Other assets	(27,238)	420
Accounts payable	416,327	34,536
Accrued expenses and other current liabilities	35,972	1,323

Total adjustments	338,477	(84,430)

Net cash used in operating activities	(201,012)	(296,681)

Cash flows used in investing activities—
Purchases of property and equipment	(29,047)	(100,544)

Cash flows from financing activities:
Proceeds from (repayment of) short-term borrowings, net	113,189	(3,689)
Proceeds from long-term borrowings	—	453,400
Repayment of long-term borrowings	(74,598)	(52,486)
Advances from members	105,000	—
Member contributions	100,000	—

Net cash provided by financing activities	243,591	397,225

Net increase in cash	13,532	—
Cash, beginning of year	—	—

Cash, end of year	$13,532	$—

Supplemental disclosures of cash flow information—
Cash paid for interest	$67,701	$78,925

See accompanying summary of significant accounting

policies and notes to financial statements.

Lumificient Technologies, LLC

Summary of Significant Accounting Policies

Organization and Nature of Operations	Lumificient Technologies, LLC, a Delaware limited liability company, (the “Company”) designs, manufactures, and sells solid state lighting/LED illumination solutions. The Company’s major markets include the sign industry where its HYPERION R-Lite™ is utilized as a sign illumination system for channel letter, backlighting of letters and other sign lighting needs. The Company also produces LUMEON 360™, which is a border accent tube that is often utilized to accent the outside border of buildings and for other accent lighting needs. The Company also designs and manufacturers customized LED lighting solutions for manufacturers where it currently supplies vending machine and coffee dispensing companies with its custom LED illumination. The Company also serves the general illumination market where it utilizes its HYPERION R-Lite™ solution for cove, under/over cabinet, light boxes, and accent lighting applications.

Use of Estimates	The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash	Cash consists of funds held on deposit by the Company’s banks. At various times throughout the year, the funds may exceed the $100,000 FDIC insurance limit.

Accounts Receivable	Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of its customers’ financial condition. The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible. Recovery of bad debt amounts previously written-off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Inventories	Inventories are stated at the lower of cost or market. Cost is computed on a first-in, first-out basis.

Lumificient Technologies, LLC

Summary of Significant Accounting Policies

Property and Equipment	Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is provided on the straight-line method and is charged to operations over the estimated useful lives of the assets. The estimated useful lives of property and equipment are as follows:

		Years
	Machinery and equipment	5
	Furniture and fixtures	5-7
	Computer equipment	5
	Transportation equipment	5
	Leasehold improvements	5	*
	* The leasehold improvements are amortized over their estimated useful lives, which is less than the related lease term.

Long-Lived Assets	The Company periodically evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, based on expected undiscounted cash flows and will recognize impairment of the carrying value of long-lived assets, if any is indicated, based on the fair value of such assets. There were no impairments during 2007 and 2006.

Revenue Recognition	Revenue from the sale of products is recognized upon shipment; provided persuasive evidence of a sales agreement exists, both title and risk of loss have passed to the customer, the price is fixed and determinable and collection is reasonably assured. The Company’s products typically carry a one-year limited warranty that includes replacement of defective parts. A reserve for estimated future warranty costs is recorded which is based on historical warranty claims.

Shipping and Handling	The Company includes amount billed to customers for shipping and handling in net revenues. Shipping and handling expenses are included in cost of sales.

Research and Development	Research and development costs to develop new products are charged to expense as incurred. Total costs were approximately $31,000 and $25,000 in 2007 and 2006 respectively.

Lumificient Technologies, LLC

Summary of Significant Accounting Policies

Advertising	Advertising costs, included in selling, general and administrative expenses, are expensed when the advertising first takes place. The Company promotes its product lines primarily through print media and trade shows, including trade publications, and promotional brochures. Advertising expenses were approximately $108,000 and $50,000 in 2007 and 2006, respectively.

Income Taxes	The Company is organized as a Limited Liability Company and has elected to be taxed under the Subchapter S Corporation provisions of the Internal Revenue Code. These provisions provide that the taxable income of the Company be included in the tax returns of the members. Accordingly, no provision or benefit for income taxes has been provided.

New Accounting Pronouncements	In September 2006, the Financial Accounting Standards Board (“FASB’) issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This statement does not require any new fair value measurements. This statement is expected to be applied prospectively and is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. However, on February 12, 2008, the FASB issued FSP FAS 157-2 which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. The Company is currently assessing the impact that SFAS No. 157 may have on its financial statements.

Lumificient Technologies, LLC

Summary of Significant Accounting Policies

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value, nor does it eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157, Fair Value Measurements, and SFAS No. 107, Disclosures about Fair Value of Financial Instruments. SFAS No. 159 is effective for the Company’s coming fiscal year, which will end December 31, 2008. The Company is currently assessing the impact that the adoption of SFAS No. 159 may have on its financial statements.

Lumificient Technologies, LLC

Summary of Significant Accounting Policies

In December 2007, the FASB issued SFAS No. 141 (Revised), Business Combination (“SFAS No. 141(R)”), replacing SFAS No. 141, Business Combinations (“SFAS No. 141”). SFAS No. 141(R) retains the fundamental requirements of SFAS No. 141, broadens its scope by applying the acquisition method to all transactions and other events in which one entity obtains control over one or more other businesses, and requires, among other things, that assets acquired and liabilities assumed be measured at fair value as of the acquisition date, that liabilities related to contingent consideration be recognized at the acquisition date and remeasured at fair value in each subsequent reporting period, that acquisition-related costs be expensed as incurred, and that income be recognized if the fair value of the net assets acquired exceeds the fair value of the consideration transferred. SFAS No. 141 (R) is to be applied prospectively in financial statements issued for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact that the adoption of SFAS No. 141 (R) may have on its financial statements.

Lumificient Technologies, LLC

Notes to Financial Statements

1. Accounts Receivable

Accounts receivable consist of the following:

December 31,	2007	2006
Accounts receivable	$407,109	$363,055
Less: allowance for doubtful accounts	(79,524)	(41,597)

Accounts receivable, net	$327,585	$321,458

2. Inventories

Inventories consist of the following:

December 31,	2007	2006
Raw materials	$707,868	$483,311
Finished goods	154,017	167,087

	861,885	650,398
Less: reserve for obsolescence	(166,083)	(84,319)

Inventories, net	$695,802	$566,079

3. Property and Equipment

Property and equipment consist of the following:

December 31,	2007	2006
Machinery and equipment	$123,632	$98,807
Furniture and fixtures	13,398	10,619
Computer equipment	61,410	58,582
Transportation equipment	60,107	62,068
Leasehold improvements	26,855	26,279

	285,402	256,355

Less: accumulated depreciation and amortization	(136,064)	(86,798)

Property and equipment, net	$149,338	$169,557

Depreciation and amortization expense of $49,266 and $42,239 is included in the statements of operations for the years ended December 31, 2007 and 2006, respectively.

Lumificient Technologies, LLC

Notes to Financial Statements

4. Line-of-Credit

The Company has a $250,000 revolving credit facility with a financial institution to finance trade-related working capital needs. The credit facility bears interest at the bank’s Prime Rate plus 0.25% (effectively 7.75% and 8.50% at December 31, 2007 and 2006, respectively). The Company has utilized $250,000 and $136,811 of this credit facility at December 31, 2007 and 2006, respectively. The Company’s business assets are pledged as collateral under the credit facility. The credit facility is callable upon demand by the financial institution and interest is payable monthly.

5. Long-Term Debt

Long-term debts consists of the following:

December 31,	2007	2006
Term loan with interest at Prime plus 0.25%; 82 monthly principal and interest payments of $4,367 and two final payments of $3,990 due in March 2012 and April 2012, respectively; collateralized by the Company’s business assets.	$180,599	$211,793

Term loan with interest at Prime plus 0.25%; 120 monthly principal and interest payments of $5,438 with the final payment due in April 2016; collateralized by the Company’s business assets.	368,649	393,345

Various loans for the purchase of vehicles; due in monthly installments ranging from $421 to $568; interest rates on these loans ranged from 7.8% to 8.25%; maturities ranging from July 2009 to August 2011; collateralized by the Company’s vehicles.	37,067	55,775

Total long-term debt	586,315	660,913
Less: current portion	(78,532)	(71,076)

Non-current portion	$507,783	$589,837

Lumificient Technologies, LLC

Notes to Financial Statements

Annual maturities of long-term debt at December 31, 2007 are as follows:

2008	$78,532
2009	83,903
2010	88,605
2011	94,485
2012	60,713
2013 and thereafter	180,077

$586,315

6. Leases

On January 20, 2005, the Company entered into a 5-year operating lease agreement. Pursuant to the lease, the Company relocated to approximately 13,200 square feet of office, distribution and light manufacturing space in Maple Grove, Minnesota. In addition to base rent, the Company is required to pay their proportionate share of the property’s operating expenses, including property taxes on personal property of the Company on the premises, comprehensive general liability insurance, as well as fire insurance on personal property owned by the Company.

The future minimum payments, under this lease as of December 31, 2007 are as follows:

2008	$63,000
2009	64,000
2010	11,000

$138,000

7. Major Suppliers

The Company made purchases from a major LED supplier, Cecol Inc., and a major electronic materials supplier, ExLite OptoElectronics Co., representing approximately 60% of total net purchases for the years ended December 31, 2007 and 2006.

8. Contingencies

In the ordinary course of business the Company may become a party to various legal proceedings generally involving contractual matters, infringement actions, product liability claims and other matters. In the opinion of management, the ultimate disposition of such litigation should not have a material adverse effect on the financial statements of the Company.

Lumificient Technologies, LLC

Notes to Financial Statements

9. Related Party Transactions

The Company has accounts payable to an entity owned by one of its members for inventory purchases. This accounts payable balance was $56,000 and $53,000 at December 31, 2007 and 2006, respectively. The amounts are included in accounts payable on the accompanying balance sheet.

The Company also has non-interest bearing advances of $105,000 at December 31, 2007 from certain members for working capital needs. These advances have no set maturity date and are unsecured.

10. Subsequent Events

Sale of the Company

On January 10, 2008, Lumificient Corporation, a Minnesota Corporation, purchased all of the assets and liabilities of the Company, as stated in the acquisition agreement, for one dollar.

Sale of Lumificient Corporation

On April 30, 2008, Nexxus Lighting, Inc. (NASDAQ: NEXS) purchased all the outstanding stock of Lumificient Corporation. Under the terms of the stock purchase agreement, the shareholders of Lumificient Corporation received cash consideration of $1.1 million and 475,000 shares of Nexxus Lighting, Inc. unregistered common stock. In addition, based upon certain future earn-out formulations, additional shares of Nexxus Lighting, Inc. common stock could be earned by Lumificient Corporation’s shareholders.

Lumificient Corporation will operate as a wholly-owned subsidiary of Nexxus Lighting, Inc. and continue to operate out of its manufacturing facility in Maple Grove, Minnesota.

Debt

On January 10, 2008, the short-term borrowing in Note 4 and long-term debt in Note 5 were fully repaid. These borrowings were refinanced through a credit facility in the amount of $1,500,000. The credit facility had a balance of $1,233,169 on January 10, 2008. The credit facility bears interest at Prime plus 1% (effectively 7% at January 10, 2008), is callable upon demand by the bank, and interest is payable monthly. On May 1, 2008, this credit facility was paid off in connection with Nexxus Lighting Inc.’s purchase of Lumificient Corporation stock.